                                                                    Exhibit 10.1
--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                          dated as of January 26, 1999

                                      among

                               STERIS CORPORATION,
                                  as Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,
                                    as Banks,

                                       and

                          KEYBANK NATIONAL ASSOCIATION,
                            as Administrative Agent,

                               NATIONAL CITY BANK,
                             as Documentation Agent,

                                  BANK ONE, NA,
                              as Syndication Agent,

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,

                                       and

                     ABN AMRO BANK N.V., PITTSBURGH BRANCH,
                                  as Co-Agents


--------------------------------------------------------------------------------

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I.   DEFINITIONS..........................................................................................1

ARTICLE II. AMOUNT AND TERMS OF CREDIT...........................................................................14
         SECTION 2.1.               AMOUNT AND NATURE OF CREDIT..................................................14
         SECTION 2.2.               CONDITIONS TO LOANS AND LETTERS OF CREDIT....................................19
         SECTION 2.3.               PAYMENT ON NOTES, ETC........................................................20
         SECTION 2.4.               PREPAYMENT...................................................................20
         SECTION 2.5.               FACILITY AND OTHER FEES......................................................21
         SECTION 2.6.               REDUCTION OF COMMITMENT......................................................21
         SECTION 2.7.               COMPUTATION OF INTEREST AND FEES;
                                    DEFAULT RATE.................................................................22
         SECTION 2.8.               MANDATORY PAYMENT............................................................22
         SECTION 2.9.               EXTENSION OF COMMITMENT......................................................22

ARTICLE III.   ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS;
               INCREASED CAPITAL; TAXES..........................................................................23
         SECTION 3.1.               RESERVES OR DEPOSIT REQUIREMENTS, ETC........................................23
         SECTION 3.2.               TAX LAW, ETC.................................................................23
         SECTION 3.3.               EURODOLLAR DEPOSITS UNAVAILABLE
                                    OR INTEREST RATE UNASCERTAINABLE.............................................24
         SECTION 3.4.               INDEMNITY....................................................................25
         SECTION 3.5.               CHANGES IN LAW RENDERING LIBOR LOANS
                                    UNLAWFUL.....................................................................25
         SECTION 3.6.               FUNDING......................................................................25
         SECTION 3.7.               CAPITAL ADEQUACY.............................................................25

ARTICLE IV.   CONDITIONS PRECEDENT...............................................................................26
         SECTION 4.1.               NOTES........................................................................26
         SECTION 4.2.               GUARANTIES OF PAYMENT OF DEBT................................................26
         SECTION 4.3.               OFFICER'S CERTIFICATES, RESOLUTIONS,
                                    ORGANIZATIONAL DOCUMENTS.....................................................26
         SECTION 4.4.               LEGAL OPINION................................................................27
         SECTION 4.5.               GOOD STANDING CERTIFICATES...................................................27
         SECTION 4.6.               CLOSING AND LEGAL FEES; AGENT FEE LETTER;
                                    CLOSING FEE LETTER...........................................................27
         SECTION 4.7.               LIEN SEARCHES................................................................27
         SECTION 4.8.               TERMINATION OF EXISTING CREDIT AGREEMENT.....................................27
         SECTION 4.9.               NO MATERIAL ADVERSE CHANGE...................................................27
         SECTION 4.10.              MISCELLANEOUS................................................................27



                                                                                                               Page
                                                                                                               ----
ARTICLE V.   COVENANTS...........................................................................................27
         SECTION 5.1.               INSURANCE....................................................................28
         SECTION 5.2.               MONEY OBLIGATIONS............................................................28
         SECTION 5.3.               FINANCIAL STATEMENTS.........................................................28
         SECTION 5.4.               FINANCIAL RECORDS............................................................29
         SECTION 5.5.               FRANCHISES...................................................................29
         SECTION 5.6.               ERISA COMPLIANCE.............................................................29
         SECTION 5.7.               FINANCIAL COVENANTS..........................................................30
         SECTION 5.8.               BORROWING....................................................................30
         SECTION 5.9.               LIENS........................................................................31
         SECTION 5.10.              REGULATIONS U and X..........................................................31
         SECTION 5.11.              INVESTMENTS AND LOANS........................................................31
         SECTION 5.12.              MERGER AND SALE OF ASSETS....................................................33
         SECTION 5.13.              ACQUISITIONS.................................................................33
         SECTION 5.14.              NOTICE.......................................................................34
         SECTION 5.15.              ENVIRONMENTAL COMPLIANCE.....................................................34
         SECTION 5.16.              AFFILIATE TRANSACTIONS.......................................................34
         SECTION 5.17.              CORPORATE NAMES..............................................................35
         SECTION 5.18.              USE OF PROCEEDS..............................................................35
         SECTION 5.19.              SUBSIDIARY GUARANTIES........................................................35
         SECTION 5.20.              AMENDMENT OF ARTICLES OF INCORPORATION.......................................35

ARTICLE VI.  REPRESENTATIONS AND  WARRANTIES.....................................................................35
         SECTION 6.1.               CORPORATE EXISTENCE; FOREIGN QUALIFICATION;
                                    SUBSIDIARIES.................................................................35
         SECTION 6.2.               CORPORATE AUTHORITY..........................................................36
         SECTION 6.3.               COMPLIANCE WITH LAWS.........................................................36
         SECTION 6.4.               LITIGATION AND ADMINISTRATIVE PROCEEDINGS....................................36
         SECTION 6.5.               TITLE TO ASSETS..............................................................37
         SECTION 6.6.               LIENS AND SECURITY INTERESTS.................................................37
         SECTION 6.7.               TAX RETURNS..................................................................37
         SECTION 6.8.               ENVIRONMENTAL LAWS...........................................................37
         SECTION 6.9.               CONTINUED BUSINESS...........................................................38
         SECTION 6.10.              EMPLOYEE BENEFITS PLANS......................................................38
         SECTION 6.11.              CONSENTS OR APPROVALS........................................................39
         SECTION 6.12.              SOLVENCY.....................................................................39
         SECTION 6.13.              FINANCIAL STATEMENTS.........................................................39
         SECTION 6.14.              REGULATIONS..................................................................39
         SECTION 6.15.              MATERIAL AGREEMENTS..........................................................39
         SECTION 6.16.              INTELLECTUAL PROPERTY........................................................39
         SECTION 6.17.              ACCURATE AND COMPLETE STATEMENTS.............................................39
         SECTION 6.18.              YEAR 2000 COMPLIANCE.........................................................40

                                                                                                               Page
                                                                                                               ----
ARTICLE VII.   EVENTS OF DEFAULT.................................................................................40
         SECTION 7.1.               PAYMENTS.....................................................................40
         SECTION 7.2.               SPECIAL COVENANTS............................................................40
         SECTION 7.3.               OTHER COVENANTS..............................................................40
         SECTION 7.4.               REPRESENTATIONS AND WARRANTIES...............................................40
         SECTION 7.5.               CROSS DEFAULT................................................................40
         SECTION 7.6.               ERISA DEFAULT................................................................41
         SECTION 7.7.               CHANGE IN CONTROL............................................................41
         SECTION 7.8.               MONEY JUDGMENT...............................................................41
         SECTION 7.9.               VALIDITY OF LOAN DOCUMENTS...................................................41
         SECTION 7.10.              SOLVENCY.....................................................................41

ARTICLE VIII.   REMEDIES UPON DEFAULT............................................................................41
         SECTION 8.1.               OPTIONAL DEFAULTS............................................................42
         SECTION 8.2.               AUTOMATIC DEFAULTS...........................................................42
         SECTION 8.3.               OFFSETS......................................................................42
         SECTION 8.4.               EQUALIZATION PROVISION.......................................................42

ARTICLE IX.   THE AGENT..........................................................................................43
         SECTION 9.1.               APPOINTMENT AND AUTHORIZATION................................................43
         SECTION 9.2.               NOTE HOLDERS.................................................................43
         SECTION 9.3.               CONSULTATION WITH COUNSEL....................................................43
         SECTION 9.4.               DOCUMENTS....................................................................43
         SECTION 9.5.               AGENT AND AFFILIATES.........................................................44
         SECTION 9.6.               KNOWLEDGE OF DEFAULT.........................................................44
         SECTION 9.7.               ACTION BY AGENT..............................................................44
         SECTION 9.8.               NOTICES, DEFAULT, ETC........................................................44
         SECTION 9.9.               INDEMNIFICATION OF AGENT.....................................................44
         SECTION 9.10.              SUCCESSOR AGENT..............................................................44

ARTICLE X.   MISCELLANEOUS.......................................................................................45
         SECTION 10.1.              BANKS' INDEPENDENT INVESTIGATION.............................................45
         SECTION 10.2.              NO WAIVER; CUMULATIVE REMEDIES...............................................45
         SECTION 10.3.              AMENDMENTS, CONSENTS.........................................................45
         SECTION 10.4.              NOTICES......................................................................46
         SECTION 10.5.              COSTS, EXPENSES AND TAXES....................................................46
         SECTION 10.6.              INDEMNIFICATION..............................................................46
         SECTION 10.7.              OBLIGATIONS SEVERAL;
                                    NO FIDUCIARY OBLIGATIONS.....................................................47
         SECTION 10.8.              EXECUTION IN COUNTERPARTS....................................................47
         SECTION 10.9.              BINDING EFFECT; BORROWER'S ASSIGNMENT........................................47
         SECTION 10.10.             BANK ASSIGNMENTS/PARTICIPATIONS..............................................47

                                                                                                               Page
                                                                                                               ----
         SECTION 10.11.             SEVERABILITY OF PROVISIONS; CAPTIONS.........................................50
         SECTION 10.12.             INVESTMENT PURPOSE...........................................................50
         SECTION 10.13.             ENTIRE AGREEMENT.............................................................50
         SECTION 10.14.             GOVERNING LAW; SUBMISSION TO JURISDICTION....................................50
         SECTION 10.15.             LEGAL REPRESENTATION OF PARTIES..............................................50
         SECTION 10.16.             JURY TRIAL WAIVER............................................................51

                  SCHEDULE 1                BANKS AND COMMITMENTS................................................53
                  SCHEDULE 2                GUARANTORS OF PAYMENT................................................54
                  EXHIBIT A                 TRANCHE A NOTE.......................................................55
                  EXHIBIT B                 SWING LINE NOTE......................................................57
                  EXHIBIT C                 TRANCHE B NOTE.......................................................59
                  EXHIBIT D                 COMPLIANCE CERTIFICATE...............................................61
                  EXHIBIT E                 NOTICE OF LOAN.......................................................62
                  EXHIBIT F                 REQUEST FOR EXTENSION................................................64
                  EXHIBIT G                 FORM OF ASSIGNMENT AND
                                            ACCEPTANCE AGREEMENT.................................................65

         This CREDIT AGREEMENT (as it may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 26th day of January, 1999, among STERIS CORPORATION, an Ohio corporation, 5960 Heisley Road, Mentor, Ohio 44060 ("Borrower"), the banking institutions named on SCHEDULE 1 hereto (collectively,"Banks", and individually, "Bank"), KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306, as administrative agent for the Banks under this Agreement ("Agent"), NATIONAL CITY BANK, 1900 East Ninth Street, Cleveland, Ohio 44114-3484, as documentation agent under this Agreement ("Documentation Agent"), BANK ONE, NA, 600 Superior Avenue, 4th Floor, Cleveland, Ohio 44114, as syndication agent under this Agreement ("Syndication Agent"), and PNC BANK, NATIONAL ASSOCIATION and ABN AMRO BANK N.V., PITTSBURGH BRANCH, as co- agents under this Agreement (collectively, "Co-Agents"). As used in this Agreement, the term "Agent" shall not include Documentation Agent, Syndication Agent or Co-Agents.


                                   WITNESSETH:

         WHEREAS, Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the Voting Power of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

         "Adjusted Prime Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Adjusted Prime Rate shall be effective immediately from and after such change in the Adjusted Prime Rate.

         "Advantage"shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

         Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Agent Fee Letter" shall mean the Agent Fee Letter between Borrower and Agent, dated as of the Closing Date.

         "Applicable Tranche A Facility Fee Rate" shall mean, with respect to the Tranche A Commitment:

         (a) for the period from the Closing Date through February 28, 1999, twenty (20) basis points; and

         (b) commencing with the financial statements for the fiscal quarter ending December 31, 1998, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on March 1, 1999 and thereafter:


-------------------------------------------------------------------------------------------
                                                                      APPLICABLE TRANCHE A
                              LEVERAGE RATIO                            FACILITY FEE RATE
-------------------------------------------------------------------------------------------
Greater than or equal to 2.50 to 1.00                                  32.50 basis points
-------------------------------------------------------------------------------------------
Greater than or equal to 2.00 to 1.00, but less than 2.50 to           27.50 basis points
1.00
-------------------------------------------------------------------------------------------
Greater than or equal to 1.50 to 1.00, but less than 2.00 to           22.50 basis points
1.00
-------------------------------------------------------------------------------------------
Greater than or equal to 1.00 to 1.00, but less than 1.50 to           20.00 basis points
1.00
-------------------------------------------------------------------------------------------
Less than 1.00 to 1.00                                                 17.50 basis points
-------------------------------------------------------------------------------------------

Changes to the Applicable Tranche A Facility Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3(a) and (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

         "Applicable Tranche B Facility Fee Rate" shall mean, with respect to the Tranche B Commitment, the sum of the Applicable Tranche A Facility Fee Rate (from time to time in effect) minus two and one-half (2 1/2) basis points.

         "Applicable Tranche A Margin" shall mean, with respect to Tranche A Loans that are borrowed as LIBOR Loans:

         (a) for the period from the Closing Date through February 28, 1999, forty-two and one-half (42.50) basis points; and

         (b) commencing with the financial statements for the fiscal quarter ending December 31, 1998, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on March 1, 1999 and thereafter:

------------------------------------------------------------------------------------------
                                                                          APPLICABLE
                       LEVERAGE RATIO                                  TRANCHE A MARGIN
------------------------------------------------------------------------------------------
Greater than or equal to 2.50 to 1.00                                 67.50 basis points
------------------------------------------------------------------------------------------
Greater than or equal to 2.00 to 1.00, but less than 2.50 to          60.00 basis points
1.00
------------------------------------------------------------------------------------------
Greater than or equal to 1.50 to 1.00, but less than 2.00 to          52.50 basis points
1.00
------------------------------------------------------------------------------------------
Greater than or equal to 1.00 to 1.00, but less than 1.50 to          42.50 basis points
1.00
------------------------------------------------------------------------------------------
Less than 1.00 to 1.00                                                32.50 basis points
------------------------------------------------------------------------------------------

Changes to the Applicable Tranche A Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3(a) and (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

         "Applicable Tranche B Margin" shall mean, with respect to Tranche B Loans that are borrowed as LIBOR Loans, the sum of the Applicable Tranche A Margin (from time to time in effect) plus two and one-half (2 1/2) basis points.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of EXHIBIT G hereto.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

         "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company's capital stock or other equity interest.

         "Change in Control" shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than forty percent (40%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; or
(b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated.

         "Closing Date" shall mean the effective date of this Agreement.

         "Closing Fee Letter" shall mean the Closing Fee Letter from Borrower to Agent and the Banks, dated as of the Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Commitment" shall mean the obligation hereunder of the Banks, during the applicable Commitment Period, to make Tranche A Loans pursuant to the Tranche A Commitment and Tranche B Loans pursuant to the Tranche B Commitment, up to the Total Commitment Amount.

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as described on SCHEDULE 1 hereto.

         "Commitment Period" shall mean the period from the Closing Date to (a) January 26, 2002, with respect to the Tranche A Commitment, and (b) January 25, 2000, with respect to the Tranche B Commitment; or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Company" shall mean Borrower or a Subsidiary.

         "Companies" shall mean Borrower and all Subsidiaries.

         "Compliance Certificate" shall mean a Compliance Certificate in the form of EXHIBIT D hereto.

         "Computer System" shall mean a computer system and all related peripherals, including, but not limited to, hardware, software, devices and systems.

         "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid to the seller, including borrowed funds, cash, the issuance of securities or notes, the assumption of indebtedness as part of the purchase price of such Acquisition, the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for the purchase.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

         "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all such charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBIT" shall mean, for any period, on a Consolidated basis, (a) Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) income taxes, (ii) Consolidated Interest Expense, and (iii) nonrecurring noncash charges and losses, minus (b) nonrecurring noncash gains.

         "Consolidated EBITDA" shall mean, for any period, (a) Consolidated EBIT, plus (b) Consolidated Depreciation and Amortization Charges; provided, that Consolidated EBITDA for any period shall (i) include the appropriate financial items for any Person or business unit that has been acquired by a Company for any portion of such period prior to the date of such Acquisition, and (ii) exclude the appropriate the financial items for any Person or business unit that has been disposed of by a Company, for the portion of such period prior to the date of such disposition.

         "Consolidated Fixed Charges" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, the aggregate of (a) Consolidated Interest Expense, (b) Consolidated Capital Expenditures, (c) actual cash expenditures for taxes, (d) scheduled principal payments on long-term Funded Indebtedness, and (e) actual cash expenditures relating to Capital Distributions.

         "Consolidated Interest Expense" shall mean, for any period, interest expense of Borrower for such period, determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of Borrower for such period, determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Net Worth" shall mean, at any date, the stockholders' equity of Borrower, determined on a Consolidated basis and in accordance with GAAP.

         "Controlled Group"shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

         "Debt" shall mean, collectively, all Indebtedness incurred by Borrower to the Banks pursuant to this Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the facility fees, other fees and any prepayment fees payable hereunder.

         "Default Rate" shall mean a rate per annum which shall be two per cent (2%) in excess of the Adjusted Prime Rate from time to time in effect.

         "Derived Tranche A Rate" shall mean a rate per annum equal to the sum of the Applicable Tranche A Margin (from time to time in effect) plus the LIBOR Rate.

         "Derived Tranche B Rate" shall mean a rate per annum equal to the sum of the Applicable Tranche B Margin (from time to time in effect) plus the LIBOR Rate.

         "Domestic Subsidiary" shall mean a Subsidiary organized under the laws of a state of the United States.

         "Environmental Laws" shall mean all laws, statutes, ordinances, rules, regulations, permits, licenses promulgated by the government of the United States of America or by any state or municipality thereof or by any agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event"shall mean: (a) the existence of any condition or event with respect to an ERISA Plan which presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company, (b) a Controlled Group member has engaged in a non-exempt"prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA which could result in liability to a Company, (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307, (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC, (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a"partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively), (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA
Section 4241, (g) an ERISA Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any"cash or deferred arrangement" under any such ERISA Plan fails to meet the requirements of Code Section 401(k), (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan, (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan, (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits, or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq.
or Code Section 4980B.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one (1) such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities, including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board, and the LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer.

         "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
(a) Consolidated EBITDA for such period, to (b) Consolidated Fixed Charges for such period.

         "Foreign Subsidiary" shall mean a Subsidiary that is not a Domestic Subsidiary.

         "Funded Indebtedness" shall mean all Indebtedness for borrowed money, including, but not limited to, current, long-term and Subordinated Indebtedness, if any.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean each of the Companies listed on
Schedule 2 hereto, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

         "Guaranty of Payment" shall mean each of the guaranties of payment of the Debt executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may be from time to time amended, restated or otherwise modified.

         "Hedge Agreement" shall mean any hedge agreement, interest rate swap, currency swap agreement, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with Agent or any of the Banks or any affiliate of any Bank.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all reimbursement obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations which have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (j) any guaranty of or other contingent liability with respect to any of the foregoing.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Loan shall be one (1) month, two (2) months, three (3) months or six (6) months, in each case as Borrower may select upon notice, as set forth in Section 2.2 hereof, provided that: (a) if Borrower fails to so select the duration of any Interest Period, Borrower shall be deemed to have converted such LIBOR Loan to a Prime Rate Loan at the end of the then current Interest Period; and (b) Borrower may not select any Interest Period for a LIBOR Loan that ends after the last day of the applicable Commitment Period.

         "Leverage Ratio" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Funded Indebtedness (based upon the financial statements of the Companies for the most recently completed fiscal quarter) to (b) Consolidated EBITDA (based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters).

         "LIBOR Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based upon the LIBOR Rate.

         "LIBOR Rate" shall mean, for any Interest Period with respect to a LIBOR Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, as provided by Telerate Service, Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period, DIVIDED BY (b) a number equal to 1.00 MINUS the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such

Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

         "Loan" or "Loans" shall mean the credit extended to Borrower by the Banks in accordance with Section 2.1A or B hereof.

         "Loan Documents" shall mean this Agreement, each of the Notes, each of the Guaranties of Payment and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole.

         "Material Subsidiary" shall mean any Subsidiary, the total assets of which are in excess of One Million Dollars ($1,000,000).

         "Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Maximum Amount" as listed on
Schedule 1 hereto.

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Negotiated Rate" shall mean a fixed rate of interest per annum quoted to Borrower by Agent based upon Agent's cost of funds, and agreed to by Borrower.

         "Note" shall mean any Tranche A Note, any Tranche B Note, any Swing Loan Note or any other note delivered pursuant to this Agreement.

         "Notice of Loan" shall mean a Notice of Loan in the form of EXHIBIT E hereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a"pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Investment" shall mean an investment of a Company in the stock (or other debt or equity instruments) of a Person, so long as (a) the Company making the investment is Borrower or a Guarantor of Payment; and (b) the aggregate amount of all such investments of all Companies does not exceed, at any time, an aggregate amount equal to ten percent (10%) of the Consolidated Net Worth of the Companies, based upon the financial statements of the Companies for the most recently completed fiscal quarter.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Prime Rate Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based on the Adjusted Prime Rate.

         "Related Writing" shall mean the Loan Documents and any assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any Subsidiary or any Guarantor of Payment, or any of their respective officers, to the Banks pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Request for Extension" shall mean a Request for Extension in the form of EXHIBIT F hereto.

         "Required Banks" shall mean the holders of at least sixty-six and two-thirds percent (66- 2/3%) of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount outstanding under the Notes (other than the Swing Line Note).

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Significant Third Party" shall mean, with respect to each Company, any supplier, vendor or customer of such Company whose business failure would result in a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of such Company.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw- Hill, Inc., or any successor to such company.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Banks) in favor of the prior payment in full of the Debt.

         "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

         "Swing Line" shall mean the credit facility established by Agent in accordance with subpart 2 of Section 2.1A hereof and subpart 2 of Section 2.1B hereof.

         "Swing Line Commitment" shall mean the commitment of Agent to make Swing Loans to Borrower up to the maximum aggregate amount at any time outstanding of Five Million Dollars ($5,000,000) on the terms and conditions set forth in subpart 2 of Section 2.1A hereof and subpart 2 of Section 2.1B hereof.

         "Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding under subpart 2 of Section 2.1A and subpart 2 of Section 2.1B hereof.

         "Swing Line Note" shall mean the Swing Line Note executed and delivered pursuant to subpart 2 of Section 2.1A hereof.

         "Swing Loan" shall mean a Loan granted to Borrower by Agent in accordance with subpart 2 of Section 2.1A hereof and subpart 2 of Section 2.1B hereof.

         "Swing Loan Maturity Date" shall mean, (a) with respect to any Swing Loan made under subpart 2 of Section 2.1A hereof, the earlier of (i) fifteen
(15) days after the date such Swing Loan is made, or (ii) the last day of the Commitment Period applicable to the Tranche A Commitment; and (b) with respect to any Swing Loan made under subpart 2 of Section 2.1B hereof, the earlier of
(i) fifteen (15) days after the date such Swing Loan is made, or (ii) the last day of the Commitment Period applicable to the Tranche B Commitment

         "Total Commitment Amount" shall mean the principal amount of Four Hundred Million Dollars ($400,000,000) (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "Tranche A Commitment" shall mean the obligation hereunder, during the applicable Commitment Period, of (a) each Bank to participate in the making of Tranche A Loans up to the aggregate amount set forth opposite such Bank's name under the column headed "Tranche A Commitment Amount" as set forth on SCHEDULE 1 hereto (or such lesser amount as shall be determined pursuant to Section 2.5 hereof), and (b) Agent to make Swing Loans pursuant to the Swing Line Commitment.

         "Tranche A Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all Tranche A Loans outstanding, and (b) the aggregate principal amount of all Swing Loans outstanding under subpart 2 of
Section 2.1A.

         "Tranche A Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1A hereof.

         "Tranche A Note" shall mean any Tranche A Note executed and delivered pursuant to Section 2.1A hereof.

         "Tranche B Commitment" shall mean the obligation hereunder, during the applicable Commitment Period, of (a) each Bank to participate in the making of Tranche B Loans up to the aggregate amount set forth opposite such Bank's name under the column headed "Tranche B Commitment Amount" as set forth on SCHEDULE 1 hereto (or such lesser amount as shall be determined pursuant to Section 2.5 hereof), and (b) Agent to make Swing Loans pursuant to the Swing Line Commitment.

         "Tranche B Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all Tranche B Loans outstanding, and (b) the aggregate principal amount of all Swing Loans outstanding under subpart 2 of
Section 2.1B.

         "Tranche B Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1B hereof.

         "Tranche B Note" shall mean any Tranche B Note executed and delivered pursuant to Section 2.1B hereof.

         "Unmatured Event of Default" shall mean an event or condition that constitutes, or that with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks in writing.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity all of the securities or other ownership interest, of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Year 2000 Compliant" shall mean that a Computer System will operate accurately, without interruption and with no negative change in performance due to the change of the millennium.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.


                     ARTICLE II. AMOUNT AND TERMS OF CREDIT


         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank will participate, to the extent hereinafter provided, in making Loans to Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this Agreement be in excess of the Total Commitment Amount.

         Each Bank, for itself and not one for any other, agrees to participate in Loans made hereunder during the applicable Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower hereunder, the aggregate principal amount then outstanding on the Notes (other than the Swing Line Note) issued to such Bank shall not be in excess of the Maximum Amount for such Bank, and (b) such aggregate principal amount outstanding on the Notes (other than the Swing Line Note) issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (other than the Swing Line Note) which is such Bank's Commitment Percentage.

         Each borrowing (other than the Swing Loans) from the Banks hereunder shall be made pro rata according to the Banks' respective Commitment Percentages. The Loans may be made as Tranche A Loans, Tranche B Loans and Swing Loans as follows:

         A. Tranche A Commitment.

         1. Tranche A Loans. Subject to the terms and conditions of this Agreement, during the applicable Commitment Period, the Banks shall make a Tranche A Loan or Tranche A Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the aggregate amount of the Tranche A Commitments, when such Tranche A Loans are combined with the aggregate principal amount of all Swing Loans outstanding under subpart 2 of this Section 2.1A. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Tranche A Loans, maturing on the last day of the applicable Commitment Period, by means of any combination of (a) Prime Rate Loans, or (b) LIBOR Loans.

         Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid at the Adjusted Prime Rate from time to time in effect. Interest on such Prime Rate Loans shall be payable, commencing March 31, 1999, and on the last day of each succeeding June, September, December and March thereafter and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived Tranche A Rate, fixed in advance for each Interest Period (but subject to changes in the Applicable Tranche A Margin) as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three
(3) months, commencing three (3) months from the beginning of such Interest Period).

         At the request of Borrower, subject to the notice and other provisions of Section 2.2 hereof, Bank shall convert Prime Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Prime Rate Loans on any Interest Adjustment Date.

         The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Tranche A Note of Borrower in the form of EXHIBIT A hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its Tranche A Commitment, or, if less, the aggregate unpaid principal amount of Tranche A Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this subpart 1 of Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the applicable Commitment Period.

         2. Swing Loans under the Tranche A Commitment. Subject to the terms and conditions of this Agreement, during the Commitment Period applicable to the Tranche A Commitment, Agent shall make a Swing Loan or Swing Loans to Borrower in such amount or amounts as Borrower may from time to time request; provided that Borrower shall not request any Swing Loan under this subpart 2 of Section 2.1A if, after giving effect thereto, (a) the Tranche A Exposure would exceed the aggregate amount of the Tranche A Commitments, or (b) the aggregate outstanding principal amount of all Swing Loans would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto.

         Borrower shall pay interest, for the sole benefit of Agent (and any Bank that has purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Negotiated Rate applicable to such Swing Loan. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one (1) day.

         The obligation of Borrower to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of Borrower substantially in the form of EXHIBIT B hereto, dated the Closing Date, and payable to the order of Agent in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made hereunder by Agent. Subject to the provisions of this Agreement, Borrower shall be entitled under this subpart 2 of Section 2.1A to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period applicable to the Tranche A Commitment.

         On any day that a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Bank purchase a participation in such Swing Loan, and Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, Agent hereby agrees to grant to each Bank, and each Bank hereby agrees to acquire from Agent, an undivided participation interest in such Swing Loan in an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for its sole account, such Bank's ratable share of such Swing Loan (determined in accordance with such Bank's Commitment Percentage). Each Bank acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this subpart 2 of Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Tranche A Commitment shall have been reduced or terminated. Each Bank shall comply with its obligation under this subpart 2 of
Section 2.1A by wire transfer of immediately available funds, in the same manner as provided in Section 2.2(b) with respect to Tranche A Loans to be made by such Bank.

         If Agent so elects, by giving notice to Borrower and the Banks, Borrower agrees that Agent shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Tranche A Loan. Such Tranche A Loan shall be a Prime Rate Loan unless and until converted by Borrower to a LIBOR Loan pursuant to subpart 1 of this Section 2.1A and Section 2.2 hereof. Upon receipt of such notice by Borrower, Borrower shall be deemed, on such day, to have requested a Tranche A Loan in the principal amount of the Swing Loan in accordance with subpart 1 of this Section 2.1A and Section 2.2 hereof. Each Bank agrees to make a Tranche A Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that such Bank's obligation to make a Tranche A Loan pursuant to subpart 1 of this Section 2.1A when required by this subpart 2 of Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Tranche A Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Tranche A Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this paragraph to repay in full such Swing Loan.

         B. Tranche B Commitment.

         1. Tranche B Loans. Subject to the terms and conditions of this Agreement, during the applicable Commitment Period, the Banks shall make a Tranche B Loan or Tranche B Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the aggregate amount of the Tranche B Commitments, when such Tranche B Loans are combined with the aggregate principal amount of all Swing Loans outstanding under subpart 2 of this Section 2.1B; provided, however, that Borrower shall not request any Tranche B Loan hereunder unless the Tranche A Commitments shall have been fully funded. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Tranche B Loans, maturing on the last day of the applicable Commitment Period, by means of any combination of (a) Prime Rate Loans, or (b) LIBOR Loans.

         Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid at the Adjusted Prime Rate from time to time in effect. Interest on such Prime Rate Loans shall be payable, commencing March 31, 1999, and on the last day of each succeeding June, September, December and March thereafter and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived Tranche B Rate, fixed in advance for each Interest Period (but subject to changes in the Applicable Tranche B Margin) as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         At the request of Borrower, subject to the notice and other provisions of Section 2.2 hereof, Bank shall convert Prime Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Prime Rate Loans on any Interest Adjustment Date.

         The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Tranche B Note of Borrower in the form of EXHIBIT C hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its Tranche B Commitment, or, if less, the aggregate unpaid principal amount of Tranche B Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1B to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the applicable Commitment Period.

         2. Swing Loans under the Tranche B Commitment. In the event that (a) the Tranche A Exposure is equal to the aggregate amount of the Tranche A Commitments, (b) the Swing Line Exposure is less than the amount of the Swing Line Commitment, (c) the Tranche B Exposure is less than the aggregate amount of the Tranche B Commitments, and (d) Borrower requests a Swing Loan or Swing Loans, then, subject to the terms and conditions of this Agreement, during the Commitment Period applicable to the Tranche B Commitment, Agent may make a Swing Loan under the Tranche B Commitments so long as (i) the amount of the Tranche B Exposure would not exceed the aggregate amount of the Tranche B Commitments and the aggregate outstanding principal amount of all Swing Loans would not exceed the Swing Line Commitment

         Each Swing Loan made under this subpart 2 of Section 2.1B shall be payable in accordance with the terms applicable to Swing Loans under subpart 2 of Section 2.1A hereof and shall be evidenced by the Swing Line Note. Agent shall have the same rights to require participation from the Banks with respect to Swing Loans made pursuant to this subpart 2 of Section 2.1B as are applicable to Swing Loans under subpart 2 of Section 2.1A hereof.

         If Agent so elects, by giving notice to Borrower and the Banks, Borrower agrees that Agent shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Tranche B Loan. Such Tranche B Loan shall be a Prime Rate Loan unless and until converted by Borrower to a LIBOR Loan pursuant to subpart 1 of this Section 2.1B and Section 2.2 hereof. Upon receipt of such notice by Borrower, Borrower shall be deemed, on such day, to have requested a Tranche B Loan in the principal amount of the Swing Loan in accordance with subpart 1 of this Section 2.1B and Section 2.2 hereof. Each Bank agrees to make a Tranche B Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that such Bank's obligation to make a Tranche B Loan pursuant to subpart 1 of this Section 2.1B when required by this subpart 2 of Section 2.1B is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an

Unmatured Event of Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Tranche B Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Tranche B Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this paragraph to repay in full such Swing Loan.

         SECTION 2.2. CONDITIONS TO LOANS. The obligation of the Banks to make, convert or continue any Loan hereunder or of Agent to make any Swing Loan is conditioned, in the case of each borrowing, conversion or continuation hereunder, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) with respect to the making or conversion of any Tranche A Loan or Tranche B Loan, receipt by Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion with respect to a Prime Rate Loan, and, with respect to the making, conversion or continuation of any LIBOR Loan, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of such borrowing, conversion or continuation. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 1:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date that any Tranche A Loan or Tranche B Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds required of it;

         (c) with respect to the making of any Swing Loan, receipt by Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing;

         (d) each request of Borrower for (i) a Prime Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000), (ii) a LIBOR Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), and (iii) a Swing Loan shall be in the amount of not less than One Hundred Thousand Dollars ($100,000), increased by increments of Fifty Thousand Dollars ($50,000);

         (e) the fact that no Unmatured Event of Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan would exist; and

         (f) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct in all material respects with the same force and effect as if made on and as of the date of the making, conversion, or continuation of such Loan, except to the extent that any thereof expressly relate to an earlier date.

         At no time shall Borrower request that LIBOR Loans be outstanding for more than ten (10) different Interest Periods at any time, and, if Prime Rate Loans are outstanding, then LIBOR Loans shall be limited to nine (9) different Interest Periods at any time.

         Each request by Borrower for the making, conversion or continuation of a Loan hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (e) and (f) above.

         Each request for a LIBOR Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the Banks as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund such LIBOR Loan. A certificate as to the amount of such loss or expense submitted by the Banks to Borrower shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.3. PAYMENT ON NOTES, ETC. Unless otherwise provided, all payments of principal, interest and facility and other fees shall be made to Agent in immediately available funds for the account of the Banks. Agent, on the same Business Day, shall distribute to each Bank its ratable share of the amount of principal, interest, and facility and other fees received by it for the account of such Bank. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Prime Rate Loans and the LIBOR Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.4. PREPAYMENT.

         (a) Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Banks (other than the Swing Line
Note), all or any part of the principal amount of the Notes then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrower shall give Agent notice of prepayment of any Prime Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than

1:00 P.M.(Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made.

         (b) Prepayments of Prime Rate Loans and Swing Loans shall be without any premium or penalty.

         (c) In any case of prepayment of a LIBOR Loan prior to the last date of the applicable Interest Period, Borrower agrees that if the reinvestment rate, as quoted by the money desk of Agent (and determined by such money desk with respect to its cost of funds for the remaining portion of the applicable Interest Period) ("Reinvestment Rate"), shall be lower than the LIBOR Rate applicable to the LIBOR Loan which is intended to be prepaid (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice by Agent, promptly pay to Agent, for the benefit of the Banks, in immediately available funds, a prepayment fee equal to the product of (a) a rate (the"Prepayment Rate") which shall be equal to the difference between the Last LIBOR and the Reinvestment Rate, times (b) the principal amount of the LIBOR Loan which is to be prepaid, times (c) (i) the number of days remaining in the Interest Period of the LIBOR Loan which is to be prepaid divided by (ii) three hundred sixty (360). In addition, Borrower shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by Agent or the Banks in connection with the prepayment, upon Borrower's receipt of a written statement from Agent. Each prepayment of a LIBOR Loan shall be in the aggregate principal amount of not less than Five Million Dollars ($5,000,000), except in the case of a mandatory prepayment pursuant to Section 2.8 or Article III hereof.

         SECTION 2.5. FACILITY AND OTHER FEES.

         (a) Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Tranche A Commitments hereunder, a facility fee from the date hereof until the last day of the applicable Commitment Period equal to
(i) the Applicable Tranche A Facility Fee Rate in effect on the payment date, times (ii) the average daily aggregate amount of the Tranche A Commitments in effect during such quarter. The facility fee shall be payable quarterly, in arrears, commencing March 31, 1999, and on the last day of each June, September, December and March thereafter and on the last day of the applicable Commitment Period.

         (b) Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Tranche B Commitments hereunder, a facility fee from the date hereof until the last day of the applicable Commitment Period equal to
(i) the Applicable Tranche B Facility Fee Rate in effect on the payment date, times (ii) the average daily aggregate amount of the Tranche B Commitments in effect during such quarter. The facility fee shall be payable quarterly, in arrears, commencing March 31, 1999, and on the last day of each June, September, December and March thereafter and on the last day of the applicable Commitment Period.

         (c) Borrower shall pay to Agent, for its sole benefit, all fees set forth in the Agent Fee Letter.

         SECTION 2.6. REDUCTION OF COMMITMENTS. Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Tranche A Commitments or the Tranche B Commitments of the Banks hereunder to an amount not less than the aggregate principal amount of the Tranche A Loans (including Swing Loans) or Tranche B Loans, as appropriate, then outstanding; provided, however, that the Tranche A Commitment shall not be reduced either in whole or in part unless Borrower shall have first permanently reduced in whole the Tranche B Commitments. Borrower shall give Agent not fewer than three (3) Business Days' notice of any such reduction, provided that any partial reduction shall be in an aggregate amount for all of the Banks of Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the amount of the Tranche A Commitments or the Tranche B Commitments, as appropriate, as so reduced. If Borrower reduces in whole the Tranche A Commitments or the Tranche B Commitments of the Banks, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the appropriate Notes, together with all interest and facility and other fees accrued and unpaid), all of the appropriate Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrower. Any partial reduction of the Tranche A Commitments or the Tranche B Commitments shall be effective during the remainder of the applicable Commitment Period.

         SECTION 2.7. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. With the exception of Prime Rate Loans, interest on Loans and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Prime Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         SECTION 2.8. MANDATORY PAYMENT. If (a) the Tranche A Exposure at any time exceeds the aggregate amount of the Tranche A Commitments, (b) the aggregate principal amount of all Tranche B Loans outstanding at any time exceeds the aggregate amount of the Tranche B Commitments, or (c) the aggregate principal amount of all Loans outstanding at any time exceeds the Total Commitment Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the aggregate outstanding principal amount of all such Tranche A Loans within the Tranche A Commitments, Tranche B Loans within the Tranche B Commitments and Loans within the Commitment. Any prepayment of a LIBOR Loan pursuant to this Section 2.8 shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 2.9. EXTENSION OF COMMITMENT.

         (a) Upon receipt by Agent of a Request for Extension during any fiscal year of Borrower, contemporaneously with the delivery of the financial statements required pursuant to Section 5.3 (b) hereof, Borrower may request that the Banks extend the maturity of the Tranche A Commitment for an additional year.

         (b) Upon receipt by Bank of a Request for Extension during any fiscal year of Borrower, not more than (60) days, but not less than thirty (30) days, prior to the last day of the Commitment Period applicable to the Tranche B Commitment, Borrower may request that the Banks extend the maturity of the Tranche B Commitment for an additional three hundred sixty-four (364) day period.

         (c) Each such extension shall be in the sole discretion of Agent and the Banks and shall require the unanimous written consent of each of the Banks. In addition, Borrower shall pay any attorneys' fees or other expenses of Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrower and the Banks.


              ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR
                        LOANS; INCREASED CAPITAL; TAXES.

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any LIBOR Loan by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder any LIBOR Loan or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loan, then, upon demand by such Bank, Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this
Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Prime Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof. Each Bank shall notify Borrower as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event that will likely require the payment by Borrower of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or facility fee receivable by such Bank in respect thereof, then such Bank shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Bank receives such additional consideration from Borrower pursuant to this Section 3.2, such Bank shall use its best efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Prime Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loan, in the event that Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such

LIBOR Loan are not available to Agent in the applicable eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrower and (a) any notice of a new LIBOR Loan (or conversion of an existing Loan to a LIBOR Loan) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Prime Rate Loan, and (b) Borrower shall be obligated either to prepay, or to convert to a Prime Rate Loan, any outstanding LIBOR Loan on the last day of the then current Interest Period with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loan which it is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of such Bank to fund such LIBOR Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower and Agent declare that its commitment with respect to such LIBOR Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower, Agent and the other Banks thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such LIBOR Loan to a Prime Rate Loan or prepay such LIBOR Loan to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment fees described in Section 2.4 hereof.

         SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

         SECTION 3.7. CAPITAL ADEQUACY. If any Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.


                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of the Banks to make the first Loan and of Agent to make the first Swing Loan is subject to Borrower satisfying each of the following conditions:

         SECTION 4.1. NOTES. Borrower shall have executed and delivered to each Bank its Tranche A Note and its Tranche B Note and shall have executed and delivered to Agent the Swing Line Note.

         SECTION 4.2. GUARANTIES OF PAYMENT OF DEBT. Each Guarantor of Payment shall have executed and delivered to Agent a Guaranty of Payment.

         SECTION 4.3. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower and each Guarantor of Payment shall have delivered to each Bank an officer's certificate certifying the names of the officers of Borrower or such Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Guarantor of Payment, as the case may be, is a party, and (b) the Articles (or Certificate) of Incorporation and Regulations (or Bylaws) and all amendments thereto of Borrower and each Guarantor of Payment.

         SECTION 4.4. LEGAL OPINION. Borrower shall have delivered to Agent an opinion of counsel for Borrower and each Guarantor of Payment, in form and substance satisfactory to Agent and the Banks.

         SECTION 4.5. GOOD STANDING CERTIFICATES. Borrower shall have delivered a good standing certificate for Borrower and each Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state where Borrower or such Guarantor of Payment is incorporated and in each state in which Borrower or such Guarantor of Payment is qualified as a foreign corporation.

         SECTION 4.6. CLOSING AND LEGAL FEES; AGENT FEE LETTER; CLOSING FEE LETTER. Borrower shall have (a) executed and delivered to Agent the Agent Fee Letter and the Closing Fee Letter, (b) paid to Agent, for its sole benefit, the fees described in the Agent Fee Letter, (c) paid to Agent, for the pro rata benefit of the Banks, the fees described in the Closing Fee Letter, and (d) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

         SECTION 4.7. LIEN SEARCHES. With respect to the property owned or leased by Borrower and each Guarantor of Payment, Borrower shall have caused to be delivered to Agent: (a) the results of U.C.C. lien searches, satisfactory to Agent, in such jurisdictions as may be requested by Agent; (b) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent, in such jurisdictions as may be requested by Agent; and (c) U.C.C. termination statements reflecting termination of all financing statements previously filed by any party having a security interest not permitted under the terms of this Agreement.

         SECTION 4.8. TERMINATION OF EXISTING CREDIT AGREEMENT. Borrower shall have terminated the Credit Agreement dated as of May 13, 1996, as amended, among Borrower, KeyBank National Association, as agent, and the banking institutions listed on Schedule 1 attached thereto, and the commitments established thereunder, which termination shall be deemed to have occurred upon payment in full of the "Debt", as defined therein.

         SECTION 4.9. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of the Companies since September 30, 1998.

         SECTION 4.10. MISCELLANEOUS. Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.


                              ARTICLE V. COVENANTS

         Borrower agrees that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrower shall perform and observe, and shall cause each Subsidiary to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated, and (b) within ten (10) days of any Bank's written request, furnish to such Bank such information about any Company's insurance as that Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by a Financial Officer of such Company.

         SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

         SECTION 5.3. FINANCIAL STATEMENTS. Borrower shall furnish to each Bank:

         (a) within forty-five (45) days after the end of each of the first three (3) quarter-annual periods of each fiscal year of Borrower, balance sheets of Borrower as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by a Financial Officer of Borrower;

         (b) within ninety (90) days after the end of each fiscal year of Borrower, an annual audit report of Borrower for that year prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by an independent public accountant satisfactory to the Banks, which report shall include balance sheets and statements of income
(loss), stockholders' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Unmatured Events of Default and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

         (c) concurrently with the delivery of the financial statements in (a) and (b) above, a Compliance Certificate;

         (d) within ninety (90) days after the end of each fiscal year of Borrower, annual pro-forma projections of Borrower and its Subsidiaries for the then current fiscal year, to be in form acceptable to Agent;

         (e) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities; and

         (f) within ten (10) days of any Bank's written request, such other information about the financial condition, properties and operations of any Company as such Bank may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to such Bank and certified by a Financial Officer of the Company or Companies in question.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to the Company in question) permit the Banks to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its existence, rights and franchises except as otherwise permitted pursuant to Section 5.12.

         SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service, except for ministerial errors or other minor compliance errors. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or which Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section"material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of

Borrower. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent or any Bank, deliver or cause to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

         SECTION 5.7. FINANCIAL COVENANTS.

         (a) LEVERAGE RATIO. Borrower shall not suffer or permit at any time the Leverage Ratio to be greater than 3.00 to 1.00.

         (b) NET WORTH. Borrower shall not suffer or permit its Consolidated Net Worth at any time, based upon the financial statements of the Companies for the most recently completed fiscal quarter, to fall below the current minimum amount required, which current minimum amount required shall be Two Hundred Forty-Four Million Eight Hundred Thousand Dollars ($244,800,000) on the Closing Date through December 30, 1998, with such current minimum amount required to be positively increased by the Increase Amount on December 31, 1998, and by an additional Increase Amount on the last day of each fiscal quarter thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to (i) fifty percent (50%) of the positive Consolidated Net Earnings of the Companies for the fiscal quarter then ended, plus (ii) one hundred percent (100%) of the proceeds from any equity offering by any Company.

         (c) FIXED CHARGE COVERAGE RATIO. Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters.

         SECTION 5.8. BORROWING. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided, that this Section shall not apply to:

         (a) the Loans or any other Indebtedness incurred to Agent or the Banks pursuant to this Agreement;

         (b) Indebtedness under any Hedge Agreement;

         (c) secured Indebtedness (including any capital lease obligation) so long as the aggregate amount of all such Indebtedness outstanding at any time for all Companies does not exceed an amount equal to ten percent (10%) of the Consolidated Net Worth of Borrower, based upon the financial statements of Borrower for the most recently completed fiscal quarter; or

         (d) additional unsecured Indebtedness of a Company, to the extent not otherwise permitted pursuant to subparts (a) through (c) hereof.

         SECTION 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets which (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or a Guarantor of Payment;

         (d) purchase money Liens on real estate and fixed assets securing the loans pursuant to Section 5.8 (c) hereof, provided that such Lien only attaches to the property being acquired;

         (e) the Liens set forth on SCHEDULE 5.9 hereto;

         (f) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company; or

         (g) any other Liens so long as the aggregate amount of Indebtedness secured by such Liens (including, but not limited to, the Indebtedness secured by Liens described in subparts (c), (d) and (e) hereof) does not exceed for all Companies at any time an aggregate amount equal to ten percent (10%) of the Consolidated Net Worth of Borrower, based upon the financial statements of the Borrower for the most recently completed fiscal quarter. Upon request of Agent, Borrower shall provide to Agent a list, in form and detailed reasonably satisfactory to Agent, of all secured Indebtedness (including any capital lease obligation) of each Company, which list shall include a description of any Lien granted by any such Company in connection with such Indebtedness.

No Company shall enter into any contract or agreement that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

         SECTION 5.10. REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 5.11. INVESTMENTS AND LOANS. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership without the prior written consent of Agent and the Required Banks, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind, except guarantees securing only indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to:

         (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

         (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System;

         (iii) any investment in commercial paper or securities which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's or Standard & Poor's;

         (iv) the holding of Subsidiaries listed on SCHEDULE 6.1 hereto;

         (v) loans to a Company from a Company or investments in a Company by a Company so long as each such Company is Borrower or a Guarantor of Payment;

         (vi) loans from Borrower to a Subsidiary that is not a Guarantor of Payment, so long as (A) the aggregate amount of all such loans to such Subsidiary that is not a Guarantor of Payment are not in excess of Fifteen Million Dollars ($15,000,000), and (B) the aggregate amount of all such loans to all Subsidiaries, that are not Guarantors of Payment, are not in excess of Fifty Million Dollars ($50,000,000);

         (vii) any guaranty of the Indebtedness permitted pursuant to Section
5.8 hereof;

         (viii) any advance or loan to an officer or employee of a Company made in the ordinary course of such Company's business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) at any time outstanding;

         (ix) any Permitted Investment;

         (x) the creation, acquisition or holding of any Domestic Subsidiary so long as such Domestic Subsidiary, if required pursuant to Section 5.19 hereof, becomes a Guarantor of Payment in accordance with Section 5.19, and, with the prior written consent of Agent and the Required Banks, the creation, acquisition or holding of any Foreign Subsidiary; or

         (xi) any investment by a Foreign Subsidiary in Borrower or any Subsidiary.

         SECTION 5.12. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person, except that if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary may merge or consolidate with (i) Borrower (provided that Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment, provided that either (A) the continuing or surviving Person shall be a Wholly-Owned Subsidiary which is a Guarantor of Payment, or
(B) after giving effect to any merger pursuant to this sub-clause (ii), Borrower and/or one or more Wholly-Owned Subsidiaries which are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving Person as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger;

         (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, (ii) any Wholly-Owned Subsidiary which is a Guarantor of Payment, or (iii) any Guarantor of Payment, of which Borrower and/or one or more Wholly-Owned Subsidiaries, which are Guarantors of Payment, shall own not less than the same percentage of Voting Power as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) then own of the Subsidiary making such sale, lease, transfer or other disposition;

         (c) any Company may sell, lease, transfer or otherwise dispose of any of its assets to any Person (in addition to any such sale, lease, transfer or disposal to Borrower or a Guarantor of Payment) so long as the aggregate amount of all such assets sold, leased, transferred or otherwise disposed of by all Companies during any twelve (12) month period does not exceed Forty Million Dollars ($40,000,000); or

         (d) any Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary.

         SECTION 5.13. ACQUISITIONS. No Company shall effect an Acquisition unless:

         (a) no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist;

         (b) the Acquisition is made by (i) Borrower or a Guarantor of Payment and Borrower or such Guarantor of Payment is the surviving entity of such Acquisition (in the case of a merger, consolidation or other combination) or the Person to be acquired becomes a Guarantor of Payment promptly after such Acquisition (in the case of the acquisition of the stock (or other equity interest) of a Person), or (ii) a Foreign Subsidiary;

         (c) the Companies are in full compliance with the Loan Documents both prior to and subsequent to such Acquisition; and

         (d) with respect to any Acquisition in which the Consideration paid is in excess of Fifty Million Dollars ($50,000,000), Borrower provides to Agent and the Banks, as early as possible and, in any event, not fewer than five (5) days prior to the date of consummation of such Acquisition, (i) written notice of such Acquisition, and (ii) historical financial statements of such Person and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of Borrower showing pro forma compliance with Section 5.7 hereof, both before and after such Acquisition.

         SECTION 5.14. NOTICE. Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Banks whenever any Unmatured Event of Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

         SECTION 5.15. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section,"litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise. Borrower shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.

         SECTION 5.16. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company; or
(b) any transaction between Borrower and a Subsidiary that Borrower reasonably determines in good faith is beneficial to Borrower and its Affiliates as a whole and that is not entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement.

         SECTION 5.17. CORPORATE NAMES. Neither Borrower nor any Guarantor of Payment shall change its corporate name, unless, in each case, Borrower shall provide Agent with written notice thereof.

         SECTION 5.18. USE OF PROCEEDS. Borrower's use of the proceeds of the Notes shall be solely for working capital and other general corporate purposes of Borrower and its Subsidiaries which are Guarantors of Payment and for Acquisitions permitted pursuant to the terms of this Agreement.

         SECTION 5.19. SUBSIDIARY GUARANTIES. Each Subsidiary created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent a Guaranty of Payment of all of the Debt, such agreement to be in form and substance acceptable to Agent and the Required Banks, along with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent and the Required Banks; provided, however, that a Subsidiary shall not be required to execute such Guaranty of Payment if (a) (i) such Subsidiary is not a Material Subsidiary, and (ii) the aggregate of the total assets of all such Subsidiaries that are not Material Subsidiaries does not exceed the aggregate amount of Three Million Dollars ($3,000,000), or (b) such Subsidiary is a Foreign Subsidiary and the execution and delivery of a Guaranty of Payment by such Subsidiary will result in adverse tax consequences for Borrower. Borrower shall provide Agent and the Banks with prompt written notice in the event that any Subsidiary (that is not already a Guarantor of Payment) becomes a Material Subsidiary.

         SECTION 5.20. AMENDMENT OF ARTICLES OF INCORPORATION. Neither Borrower nor any Guarantor of Payment shall amend its Articles (Certificate) of Incorporation, or charter or equivalent documents in any manner that would affect the validity or enforceability of any Loan Document without the prior written consent of Agent.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that the statements set forth in this
Article VI are true, correct and complete.

         SECTION 6.1. CORPORATE EXISTENCE; FOREIGN QUALIFICATION; SUBSIDIARIES.

         (a) Each Company is an entity duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of such Company.

         (b) SCHEDULE 6.1 hereto sets forth (i) the state of organization of Borrower, and (ii) each state or other jurisdiction in which Borrower is qualified to do business as a foreign corporation.

         (c) SCHEDULE 6.1 hereto sets forth (i) each Subsidiary of Borrower and each Subsidiary of each Company, (ii) such Subsidiary's state of organization,
(iii) each state or other jurisdiction in which such Subsidiary is qualified to do business as a foreign entity, and (iv) the direct or indirect ownership of Borrower in such Subsidiary.

         SECTION 6.2. CORPORATE AUTHORITY. Each Company has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Company is a party have been duly authorized and approved by such Company's Board of Directors and are the valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company's Certificate (Articles) of Incorporation, Bylaws (Regulations) or any agreement.

         SECTION 6.3. COMPLIANCE WITH LAWS. Each Company:

         (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where a failure to do so would not have a Material Adverse Effect;

         (b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where a failure to so comply would not have a Material Adverse Effect; and

         (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except where such violation or default would not have a Material Adverse Effect.

         SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on SCHEDULE 6.4 hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining which, as to subsections (a) through (c) hereof, would have or would be reasonably expected to have a Material Adverse Effect.

         SECTION 6.5. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereto.

         SECTION 6.6. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company,
(b) there is no mortgage outstanding covering any real property of any Company and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind. No Company has entered into any contract or agreement which exists on or after the Closing Date that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

         SECTION 6.7. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or except where the failure to do so will not have a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 6.8. ENVIRONMENTAL LAWS. Each Company is in compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except where a failure to so comply would not have a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company which, if determined adversely, would have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.

         SECTION 6.9. CONTINUED BUSINESS. There exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances which would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

         SECTION 6.10. EMPLOYEE BENEFITS PLANS. SCHEDULE 6.10 hereto identifies each ERISA Plan. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a);
(b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. The aggregate potential amount of liability that would result if all Controlled Group members withdrew from all Multiemployer Plans in a "complete withdrawal" (within the meaning of ERISA Section 4203) would not exceed One Million Dollars ($1,000,000).

         SECTION 6.11. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower in connection with the execution, delivery or performance of any of the Loan Documents, which has not already been obtained or completed.

         SECTION 6.12. SOLVENCY. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         SECTION 6.13. FINANCIAL STATEMENTS. The Consolidated financial statements of Borrower for the fiscal year ended March 31, 1998, and the interim financial statements for the period ended September 30, 1998, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the Companies' financial condition as of the dates of such financial statements and the results of their operations for the periods then ended. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

         SECTION 6.14. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of the Loans will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

         SECTION 6.15. MATERIAL AGREEMENTS. Except as disclosed in Borrower's most recent quarterly or annual statement required to be filed with the SEC, no Company is a party to any material agreement which, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

         SECTION 6.16. INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

         SECTION 6.17. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrower, there is no known fact which any Company has not disclosed to Agent and the Banks which has or would have a Material Adverse Effect.

         SECTION 6.18. YEAR 2000 COMPLIANCE. Each Company's Computer Systems are, or have been modified to be, Year 2000 Compliant, except to the extent that noncompliance will not have a Material Adverse Effect. Borrower has implemented, or will implement, a compliance program with respect to each Significant Third Party.


                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 7.1. PAYMENTS. If the principal of or interest on any Note or any facility or other fee shall not be paid in full punctually when due and payable.

         SECTION 7.2. SPECIAL COVENANTS. If any Company or any Guarantor of Payment shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.12 or 5.13 hereof.

         SECTION 7.3. OTHER COVENANTS. If any Company or any Guarantor of Payment shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Guarantor of Payment's part, as the case may be, to be complied with, and that Unmatured Event of Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Unmatured Event of Default is to be remedied.

         SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Guarantor of Payment to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

         SECTION 7.5. CROSS DEFAULT. If any Company or any Guarantor of Payment shall default in the payment of principal or interest due and owing upon any other obligation (other than with respect to the Debt) for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Guarantors of Payment, of One Million Dollars ($1,000,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) the Required Banks determine could have a Material Adverse Effect, or
(b) results in a Lien on any of the assets of any Company.

         SECTION 7.7. CHANGE IN CONTROL. If any Change in Control shall occur.

         SECTION 7.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or any Guarantor of Payment by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies and Guarantors of Payment shall exceed Two Million Dollars ($2,000,000).

         SECTION 7.9. VALIDITY OF LOAN DOCUMENTS. (a) Any material provision, in the reasonable opinion of Agent, of the Credit Agreement, any Note or any Guaranty of Payment shall at any time for any reason cease to be valid and binding and enforceable against Borrower or any Guarantor of Payment; (b) the validity, binding effect or enforceability of any Loan Document against Borrower or any Guarantor of Payment shall be contested by any Company; (c) Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the benefits purported to be created thereby.

         SECTION 7.10. SOLVENCY. If Borrower or any Guarantor of Payment shall
(a) discontinue business (except as expressly permitted pursuant to Section 5.12 hereof), (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.


                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 or 7.9 hereof shall occur, the
Required Banks shall have the right, in their discretion, by directing Agent, on behalf of the Banks, to give written notice to Borrower, to:

         (a) terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 7.10 hereof shall occur:

         (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan hereunder, and

         (b) the principal of and interest then outstanding on all Notes, and all of the Debt to the Banks, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         SECTION 8.3. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.10 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to
Section 8.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

         SECTION 8.4. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except as to Swing Loans as set forth in subpart 2 of Section 2.1A hereof or subpart 2 of Section 2.1B hereof and except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.


                                ARTICLE IX. AGENT

         The Banks authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

         SECTION 9.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         SECTION 9.4. DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         SECTION 9.5. AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

         SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Unmatured Event of Default or Event of Default has occurred and is continuing, unless Agent has been notified by a Bank in writing that such Bank believes that an Unmatured Event of Default or Event of Default has occurred and is continuing and specifying the nature thereof.

         SECTION 9.7. ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Unmatured Event of Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         SECTION 9.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their respective Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

         SECTION 9.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days' prior written notice to Borrower and the Banks. If Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent who shall serve as agent until such time as the Required Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.


                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

         SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         SECTION 10.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder or any part thereof, (b) the extension of maturity of the Notes, the payment date of interest thereunder, or the payment of facility or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of facility or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Banks definition in this Agreement, (e) the release of any Guarantor of Payment, or (f) any amendment to this Section 10.3 or Section 8.5 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         SECTION 10.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

         SECTION 10.5. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of Agent, including, but not limited to, (a) administration, travel and out-of-pocket expenses, including but not limited to attorneys fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Banks, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower further agrees to pay all costs and expenses, including reasonable attorneys' fees, of Agent or any Bank in connection with the restructuring or enforcement of the Debt, the Loan Documents or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 10.6. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless Agent and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any of their affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

         SECTION 10.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 10.9. BINDING EFFECT; BORROWER'S ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

         SECTION 10.10. BANK ASSIGNMENTS/PARTICIPATIONS.

         A. Assignments of Commitments. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, and (c) that Bank's Notes, and any participation purchased pursuant to subpart 2 of Section 2.1A, subpart 2 of Section 2.1B or
Section 8.5 hereof; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

                  (i) Prior Consent. No assignment may be consummated pursuant to this Section 10.10 without the prior written consent of Borrower and Agent (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, Borrower's consent shall not be required if, at the time of the proposed assignment, any Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

                  (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein;

                  (iii) Assignment Fee; Assignment Agreement. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall
         (A) cause the assignee to execute and deliver to Borrower and Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require; and

                  (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment,
(A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrower) either(1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrower) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements specified in clauses (i) through
(iv) above, Borrower shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

         Upon satisfaction of the requirements of set forth in (i) through (iv), and any other condition contained in this Section 10.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and SCHEDULE 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

         Agent shall maintain at its address referred to in Section 10.4 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agent or Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, and (d) any Note delivered to that Bank pursuant to this Agreement, and any participation, if any, purchased pursuant to subpart 2 of Section 2.1A or Section 8.5 hereof or this Section 10.10B.

         The provisions of Article III and Section 10.6 shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

         (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

         (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

         (iii) extend the time for payment of any amount allocated to the participation or sub- participation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         SECTION 10.11. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         SECTION 10.12. INVESTMENT PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

         SECTION 10.13. ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 10.14. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 10.15. LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation.

         SECTION 10.16. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.


Address:  5960 Heisley Road                           STERIS CORPORATION
          Mentor, Ohio 44060
          Attention: Chief Financial                  By: /s/ Bill R. Sanford
                   Officer                                -------------------------------------
                                                              Bill R. Sanford, Chairman of the
                                                              Board, President, and Chief
                                                              Executive Officer

                                                      and /s/ Michael A. Keresman, III
                                                          -------------------------------------
                                                              Michael A. Keresman, III, Senior
                                                              Vice President and Chief Financial
                                                              Officer

Address:  Key Center                                  KEYBANK NATIONAL ASSOCIATION,
          127 Public Square                               as Agent and as a Bank
          Cleveland, Ohio  44114
          Attention: Large Corporate                  By: /s/ J.T. Taylor
                   Banking Division                       -------------------------------------
                                                              J.T. Taylor, Vice President

Address:  1900 East Ninth Street                      NATIONAL CITY BANK,
          7th Floor, Locator: 2077                       as a Bank and as Documentation Agent
          Cleveland, Ohio 44114
          Attention: Large Corporate                  By: /s/ Terri L. Cable
                   Group                                  -------------------------------------
                                                              Terri L. Cable, Senior Vice President

Address:  600 Superior Avenue                         BANK ONE, NA,
          Cleveland, Ohio  44114-2650                    as a Bank and as Syndication Agent
          Attention:_______________
                                                       By: /s/ Babette Casey Coerdt
                                                          -------------------------------------
                                                               Vice President and Group Manager


Address:          One Cleveland Center                 PNC BANK, NATIONAL ASSOCIATION,
                  1375 E. 9th Street, Ste. 1250        as a Bank and as Co-Agent
                  Cleveland, Ohio  44114
                  Attention:  Corporate Banking        By: /s/ Bryon A. Pike
                                                          -------------------------------------
                                                               Vice President

Address:          Pittsburgh Branch                    ABN AMRO BANK N.V.,
                  One PPG Place, Ste. 2950             PITTSBURGH BRANCH,
                  Pittsburgh, PA  15222-5400           as a Bank and as Co-Agent

                                                       By: /s/ D. Hasbrook
                                                           ------------------------------------
                                                               Group Vice President and Director

Address:                                               THE BANK OF NEW YORK
                  -----------------------
                  -----------------------              By: /s/ Robert Joyce
                  -----------------------                  ------------------------------------
                  Attention: Corporate Banking                 Vice President

Address:                                               HARRIS TRUST AND SAVINGS BANK
                  -----------------------
                  -----------------------              By: /s/ Kwang S. Son
                  -----------------------                  ------------------------------------
                  Attention: Corporate Banking                 Assistant Vice President

                                   SCHEDULE 1


                                                   TRANCHE A             TRANCHE B
                                   COMMITMENT      COMMITMENT            COMMITMENT
   BANKING INSTITUTIONS            PERCENTAGE        AMOUNT                AMOUNT            MAXIMUM AMOUNT
   --------------------            ----------        ------                ------            --------------
KeyBank National                     20.00%       $ 50,000,000          $ 30,000,000          $ 80,000,000
 Association
National City Bank                   18.75%       $ 46,875,000          $ 28,125,000          $ 75,000,000
Bank One, NA                         18.75%       $ 46,875,000          $ 28,125,000          $ 75,000,000
ABN AMRO Bank N.V.,                  12.50%       $ 31,250,000          $ 18,750,000          $ 50,000,000
 Pittsburgh Branch
PNC Bank, National                   12.50%       $ 31,250,000          $ 18,750,000          $ 50,000,000
Association
The Bank of New York                  8.75%       $ 21,875,000          $ 13,125,000          $ 35,000,000
Harris Trust and Savings              8.75%       $ 21,875,000          $ 13,125,000          $ 35,000,000
Bank

                                    100.00%       $250,000,000          $150,000,000          $400,000,000
Total Commitment Amount                                                                       $400,000,000

                                   SCHEDULE 2

                              GUARANTORS OF PAYMENT

Medical & Environmental Designs, Inc., a Missouri corporation
Ecomed, Inc., an Indiana corporation
American Sterilizer Company, a Pennsylvania corporation
STERIS International Sales Corporation, a Delaware corporation
STERIS Europe, Inc., a Delaware corporation
STERIS Asia Pacific, Inc., a Delaware corporation
STERIS Latin America, Inc., a Delaware corporation
STERIS Inc., a Delaware corporation
STERIS USA Distribution Corporation, an Ohio corporation
Calgon Vestal, Inc., a Delaware corporation
HTD Holding Corp., a Delaware corporation
HSTD LLC, a Delaware limited liability company
Hausted, Inc., a Delaware corporation
Isomedix Inc., a Delaware corporation
Isomedix Operations Inc., a Delaware corporation
Isomedix (Puerto Rico), Inc., a Delaware corporation
Surgicot, Inc., a Delaware corporation

                                    EXHIBIT A

                                 TRANCHE A NOTE

$                                                                Cleveland, Ohio
                                                                January 26, 1999

         FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION, an Ohio corporation, ("Borrower"), promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of __________________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

 ......................................................................   DOLLARS

or the aggregate unpaid principal amount of all Tranche A Loans made by Bank to Borrower pursuant to Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein,"Credit Agreement" means the Credit Agreement dated as of January 26, 1999, among Borrower, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Tranche A Loan from time to time outstanding, from the date of such Tranche A Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Tranche A Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                        STERIS CORPORATION

                                        By:
                                           -------------------------------------
                                           Bill R. Sanford, Chairman of the
                                           Board, President, and Chief
                                           Executive Officer

                                        and
                                           -------------------------------------
                                           Michael A. Keresman, III, Senior
                                           Vice President and Chief Financial
                                           Officer

                                    EXHIBIT B

                                 SWING LINE NOTE

$5,000,000                                                       Cleveland, Ohio
                                                                January 26, 1999

         FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION, an Ohio corporation ("Borrower"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

FIVE MILLION AND 00/100..............................................    DOLLARS

or, if less, the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined) made by Bank to Borrower pursuant to subpart 2 of Section 2.1A or subpart 2 of Section 2.1B of the Credit Agreement, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto. As used herein, "Credit Agreement" means the Credit Agreement dated as of January 26, 1999, among Borrower, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of subpart 2 of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such subpart 2 of such Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The principal sum hereof from time to time and the payments of principal and interest thereon of either hereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                               STERIS CORPORATION

                               By:
                                  ------------------------------------------
                                      Bill R. Sanford, Chairman of the
                                      Board, President, and Chief
                                      Executive Officer

                               and
                                  ------------------------------------------
                                      Michael A. Keresman, III, Senior
                                      Vice President and Chief Financial
                                      Officer

                                    EXHIBIT C

                                 TRANCHE B NOTE

$                                                                Cleveland, Ohio
                                                                January 26, 1999

         FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION, an Ohio corporation, ("Borrower"), promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of __________________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

 .....................................................................   DOLLARS

or the aggregate unpaid principal amount of all Tranche B Loans made by Bank to Borrower pursuant to Section 2.1B of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein,"Credit Agreement" means the Credit Agreement dated as of January 26, 1999, among Borrower, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Tranche B Loan from time to time outstanding, from the date of such Tranche B Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1B; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Tranche B Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                        STERIS CORPORATION

                                        By:
                                           -------------------------------------
                                            Bill R. Sanford, Chairman of the
                                            Board, President, and Chief
                                            Executive Officer

                                        and
                                           -------------------------------------
                                            Michael A. Keresman, III, Senior
                                            Vice President and Chief Financial
                                            Officer

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                                   For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFY THAT:

         (1) I am the duly elected President or Chief Financial Officer of STERIS CORPORATION, an Ohio corporation ("Borrower");

         (2) I am familiar with the terms of that certain Credit Agreement, dated as of January 26, 1999, among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted an Unmatured Event of Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

         (4) Borrower hereby represents that the representations and warranties made by the Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and,

         (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

         IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 19___.

                                       STERIS CORPORATION

                                       By:
                                           -------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT E

                                 NOTICE OF LOAN

                                                 _______________________, 19____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616
Attention:

Ladies and Gentlemen:

         The undersigned, STERIS CORPORATION, refers to the Credit Agreement, dated as of January 26, 1999 ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.2 of the Credit Agreement:

         (a)  The Business Day of the Proposed Loan is __________, 19__.

         (b)  The amount of the Proposed Loan is $_______________.

         (c) If applicable, the Proposed Loan is to be a Tranche A Loan____/Tranche B Loan___*/Swing Loan_____. (Check one.)

         (d) The Proposed Loan is to be a Prime Rate Loan ____ /LIBOR Loan ___. (Check one.)

         (e) If the Proposed Loan is a LIBOR Loan, the Interest Period requested is one month ___, two months ___, three months ___, six months ____ (Check one.)

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

---------------------------------
* Tranche B Loans only available if the Tranche A Commitment has been fully funded.

                  (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, which constitutes an Unmatured Event of Default or Event of Default; and

                  (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                        Very truly yours,

                                        STERIS CORPORATION

                                        By:
                                        Title:
                                              ----------------------------------

                                    EXHIBIT F

                              REQUEST FOR EXTENSION

                                            [Date]_______________________, _____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114
Attention: __________________

Ladies and Gentlemen:

         The undersigned, STERIS CORPORATION, refers to the Credit Agreement, dated as of January 26, 1999 ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.9 of the Credit Agreement that the undersigned hereby requests an extension as set forth below (the "Extension") under the Credit Agreement, and in connection with the Extension sets forth below the information relating to the Extension as required by
Section 2.9 of the Credit Agreement. The undersigned hereby requests Bank to:

         (a) ____ Extend the Commitment Period applicable to the Tranche A Commitment from _______ to ________.

         (b) ____ Extend the Commitment Period applicable to the Tranche B Commitment from _______ to ________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Extension: (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Extension and the application of the proceeds therefrom, as though made on and as of such date; (ii) no event has occurred and is continuing, or would result from such Extension, or the application of proceeds therefrom, which constitutes an Unmatured Event of Default or Event of Default; and (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                        Very truly yours,

                                        STERIS CORPORATION

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                    EXHIBIT G

                                     FORM OF

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, 199_. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. Assignor is a party to a Credit Agreement, dated as of January 26, 1999 (which, as it may from time to time be amended, restated or otherwise modified is herein called the "Credit Agreement"), among STERIS CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named on SCHEDULE 1 thereto (collectively, "Banks" and, individually, "Bank"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on ANNEX 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on ANNEX 1 (hereinafter, "Assigned Amount"),
(b) any Loan made by Assignor which is outstanding on the Assignment Effective Date, (c) any Note delivered to Assignor pursuant to the Credit Agreement, and
(d) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subparts I.C on Annex 1 hereto.

         3. ASSIGNMENT EFFECTIVE DATE. The Assignment Effective Date (the "Assignment Effective Date") shall be two (2) Business Days (or such other time agreed to by Agent) after the following conditions precedent have been satisfied:

         (a) receipt by Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(A)(i) of the Credit Agreement, by Borrower;

         (b) receipt by Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), in accordance with Section 10.10A of the Credit Agreement;

         (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address

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



of its Lending Office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

         (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay Assignor, on the Assignment Effective Date, an amount in Dollars equal to Assignee's Percentage. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other part any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

         5. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. Assignee represents and warrants to Assignor, Borrower, Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings,
(ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of Borrower or any Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.


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



         6. INDEMNITY. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

         7. SUBSEQUENT ASSIGNMENTS. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

         8. REDUCTIONS OF AGGREGATE AMOUNT OF COMMITMENTS. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

         9. ACCEPTANCE OF AGENT; NOTICE BY ASSIGNOR. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10A of the Credit Agreement, upon the acceptance and consent of Borrower; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by Borrower is evidence of such acceptance and consent.

         10. ENTIRE AGREEMENT. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.


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



         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                              ASSIGNOR:

Address:     ---------------------------      ----------------------------------
             ---------------------------
             ---------------------------
             Attn:                            By:
                  ----------------------         -------------------------------
             Phone:                           Title:
                   ---------------------            ----------------------------
             Fax:
                 -----------------------

                                              ASSIGNEE:

Address:     ---------------------------      ----------------------------------
             ---------------------------
             ---------------------------
             Attn:                            By:
                  ----------------------         -------------------------------
             Phone:                           Title:
                   ---------------------            ----------------------------
             Fax:
                 -----------------------


Accepted and Consented to this ___ day
of ___, 199_:

KEYBANK NATIONAL ASSOCIATION,
as Agent


By:
    --------------------------
Title:
      ------------------------

Accepted and Consented to this ___ day
of _______, 19__:

STERIS CORPORATION

By:
    --------------------------
Title:
      ------------------------





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


                                     ANNEX 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         On and after ___________, 199_ (the "Assignment Effective Date"), the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:


   I.    ASSIGNEE'S COMMITMENT

         A.       Assignee's Percentage                         __________%

         B.       Assigned Amount                               $__________

         C.       Assignee's Commitment Percentage
                  under the Credit Agreement                    __________%

   II.   ASSIGNOR'S COMMITMENT

         A.       Assignor's Commitment Percentage
                  under the Credit Agreement                    __________%

         B.       Assignor's Commitment Amount
                  under the Credit Agreement                    $__________









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